UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 08, 2025

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2025 Neogen Corporation (the “Company”) announced that John Adent, the Company’s CEO and President, will be stepping down. Mr. Adent will continue to serve in his existing roles as CEO and President and as a member of the Company’s Board of Directors until his successor has been appointed.

The Company’s Board of Directors has formed a special committee, comprising Board Chair James Borel, Thierry Bernard and Jeffrey Capello, to direct the search for the Company’s next CEO and has engaged a leading global executive search firm.

On April 8, 2025, Mr. Adent and the Company entered into a CEO transition agreement (the “Transition Agreement”) in connection with the transition of Mr. Adent’s role with the Company. Pursuant to the terms of the Transition Agreement, following the appointment of his successor and until October 31, 2025 (the “Separation Date”), Mr. Adent will continue to be employed by the Company as a Special Advisor to the Board and to the Company’s new CEO.

Pursuant to the terms of the Transition Agreement, Mr. Adent will continue to participate in the Company’s benefit plans and receive his base salary until the Separation Date. Mr. Adent will remain entitled to receive his annual bonus for fiscal year 2025 and will be eligible to earn a pro-rata annual bonus for fiscal year 2026, with any payment amount prorated based on the number of days from the start of the 2026 fiscal year through the Separation Date. Mr. Adent’s outstanding equity incentive awards will be treated in accordance with their terms through the Separation Date. In addition, any stock option awards that are vested as of the Separation Date will remain exercisable for three years following the Separation Date or, if earlier, the full-term expiration of the stock option award. Mr. Adent will not be eligible for any grants of new equity after the date of the Transition Agreement. Mr. Adent will continue to be subject to the restrictions of his Non-Disclosure, Non-Competition, Non-Solicitation and Property Assignment Agreement. After the Separation Date, Mr. Adent will receive the severance compensation and benefits provided under and on terms substantially consistent with his current severance letter agreement consistent with a termination without cause; subject to him entering into a release of certain employment claims against the Company as required by the severance letter agreement.

The foregoing summary of the Transition Agreement is qualified by reference to the Transition Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. In addition, the press release issued by the Company on April 9, 2025, announcing the matters described above, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement
99.1	Press Release dated April 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	April 9, 2025	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary